                                                                    EXHIBIT 21.1


                                 NOVADIGM, INC.

                           SUBSIDIARIES OF REGISTRANT


     Name of Subsidiary                 Country of Incorporation
----------------------------------------------------------------
Novadigm Europe, SARL                            France

Novadigm UK, Limited                             England

Novadigm Deutschland, GmbH                       Germany